1 TCG BDC, Inc. Quarterly Earnings Presentation DECEMBER 31, 2021

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on February 23, 2022 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

TCG BDC Highlights Source: The Carlyle Group. As of December 31, 2021 unless otherwise stated. (1) TCG BDC is externally managed by the Investment Adviser, which is a wholly-owned subsidiary of The Carlyle Group. (2) As of February 18, 2022. 3 TCG BDC OVERVIEW • Middle-market lending oriented BDC externally managed by The Carlyle Group (1) • Current market capitalization of $727 million (2) (NASDAQ listed; ticker: CGBD) • Consistent track record of delivering sustainable income to shareholders, with earnings well in excess of base dividend and upside provided by regular recurring supplemental dividends INVESTMENT STRATEGY • Directly originate private credit investments with a focus on U.S. private equity finance • Maintain appropriately diversified, defensively constructed portfolio of primarily senior secured debt instruments • Utilize Carlyle's extensive platform resources to generate differentiated results for shareholders DEFENSIVELY POSITIONED PORTFOLIO • Well-diversified by issuer and industry: top 10 borrowers and top 3 industries are 20% and 29% of exposure, respectively • Heavily concentrated in first lien loans, of which ~90% contain a financial covenant • Approximately half the exposure of broader markets to cyclical industries BENEFITS OF CARLYLE • Founded in 1987, Carlyle is a leading global alternative asset manager with $301 billion of AUM • Carlyle’s Global Credit segment, with $73 billion of AUM, has a 21-year track record of successful leveraged finance market investing • Carlyle’s broad capabilities, scaled capital base, and depth of expertise create sustainable competitive advantages across market environments

• Net investment income was $0.40 per common share, again comfortably covering the base dividend of $0.32 • Continued improvement in watchlist names plus successful exits on equity co- investments resulted in net realized/unrealized gains of $11.5 million, or $0.22 per share • NAV per common share increased 1.6% to $16.91 per share at 4Q21, from $16.65 at 3Q21, and is 2.2% higher than the 4Q19 NAV of $16.56 prior to the onset of the pandemic • Overall credit performance remains strong and valuations of SolAero Technologies Corp. and Derm Growth Partners III showed significant improvement during 4Q21 • Total investments at fair value was $1.9 billion at 4Q21, down 1.8% compared to 3Q21 • Active deal environment resulted in new investment activity of $217 million with a weighted average yield on debt investments of 7.8% • Repayments of $222 million and strategic sales of $44 million, with a combined weighted average yield on debt investments of 7.7% • Subsequent to year end, exited our investment in SolAero Technologies Corp. at a level well in excess of 12/31 fair value Portfolio & Investment Activity Fourth Quarter Results • Paid 4Q21 base dividend of $0.32 plus a supplemental dividend of $0.07 per share, resulting in a LTM dividend yield of 8.9% based on quarter-end NAV • Declared 1Q22 base dividend of $0.32 plus a supplemental dividend of $0.08 per share • Share repurchases in 4Q21 totaled 0.6 million shares for $7.8 million, contributing $0.03 per share of accretion to net asset value • 4Q21 net financial leverage of 1.02x, down slightly from 3Q21 and at the lower end of 1.0x-1.4x target range Dividend & Capital Activity Q4 2021 Quarterly Results 4

Healthcare & Pharmaceuticals Aerospace & Defense High Tech Industries Hotel, Gaming & Leisure Software Business Services Banking, Finance, Insurance & Real Estate Investment Funds All Others Top 10 Investments Next 11-25 Investments Remaining Investments Investment Funds Portfolio Highlights Note: Totals may not sum due to rounding. (1) Excludes the Company’s commitments to fund capital to Middle Market Credit Fund, LLC ("Credit Fund"), which is not consolidated with the Company. (2) Weighted average yields of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC’s investment in Credit Fund or Credit Fund II. (3) % of fair value of first and second lien debt. Total Investments and Commitments ($mm) $2,094 Unfunded Commitments (1) ($mm) $180 Total Investments at Fair Value ($mm) $1,913 Yield of Debt Investments at Cost (2) (%) 7.68 % Yield of Debt Investments at Fair Value (2) (%) 7.87 % Number of Investments 154 Number of Portfolio Companies 117 Floating / Fixed (3) (%) 98.4% / 1.6% 5 KEY STATISTICS ASSET MIX DIVERSIFICATION BY BORROWER INDUSTRY First Lien Debt Second Lien Debt Equity Investments Investment Funds

Financial Performance Summary

(Dollar amounts in thousands, except per share data)	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Key Metrics per Common Share					
Net Investment Income [(1)]	$ 0.38	$ 0.36	$ 0.38	$ 0.39	$ 0.40
Net Realized & Unrealized Gains (Losses)	0.28	0.29	0.39	0.48	0.22
Net Income (Loss)	0.66	0.65	0.77	0.87	0.62
Dividends Paid	0.36	0.37	0.36	0.38	0.39
Impact of Share Repurchases	0.08	0.03	0.02	0.02	0.03
Net Asset Value	**$ 15.39**	**$ 15.70**	**$ 16.14**	**$ 16.65**	**$ 16.91**
Common Shares Outstanding (in thousands)					
Weighted Average Shares Outstanding for the Period	55,961	55,039	54,538	53,955	53,466
Shares Outstanding at End of Period	55,320	54,809	54,210	53,714	53,142
Portfolio Highlights					
Total Investments at Fair Value	$ 1,825,749	$ 1,841,634	$ 1,872,311	$ 1,948,206	$ 1,913,052
Number of Portfolio Companies	117	119	118	123	117
Average Size of Investment in Portfolio Company (Notional) [(2)]	$ 16,200	$ 16,389	$ 16,533	$ 16,358	$ 16,800
Weighted Average all-in Yield on Debt Investments at Amortized Cost [(3)]	7.57%	7.63%	7.73%	7.69%	7.68%
Weighted Average all-in Yield on Debt Investments at Fair Value [(3)]	8.01%	7.99%	8.01%	7.92%	7.87%
Financial Position (at Quarter End)					
Net Assets	$ 901,363	$ 910,520	$ 924,831	$ 944,394	$ 948,804
Debt	$ 983,923	$ 945,475	$ 1,001,234	$ 1,061,815	$ 1,044,022
Net Financial Leverage [(4)]	**1.06x**	**1.04x**	**1.03x**	**1.07x**	**1.02x**
Statutory Debt To Equity [(5)]	**1.21x**	**1.16x**	**1.21x**	**1.25x**	**1.22x**

Note: The net asset value per share and dividends declared per share are based on the common shares outstanding at each respective quarter-end. Net investment income per common share and net change in realized and unrealized appreciation (depreciation) per common share are based on the weighted average number of common shares outstanding for the period. Totals may not sum due to rounding. (1) Net of the preferred dividend. (2) Excludes equity investments. (3) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. (4) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $76.2 million on December 31, 2021. (5) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act.

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Origination Activity Detail

(Dollar amounts in thousands and based on par/principal)	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Originations and Net Investment Activity					
Investment Fundings	$ 256,675	$ 151,422	$ 215,426	$ 276,955	$ 236,010
Unfunded Commitments, Net Change	24,184	(356)	27,255	6,582	(2,491)
Sales and Repayments	(400,016) (3)	(149,050)	(202,624)	(215,120)	(272,529)
Net Investment Activity	**$ (119,157)**	**$ 2,016**	**$ 40,057**	**$ 68,417**	**$ (39,010)**
Originations by Asset Type (1)					
First Lien Debt	82.3%	65.0%	85.2%	78.6%	83.1%
Second Lien Debt	17.2%	34.6%	5.8%	21.3%	5.8%
Equity Investments	0.5%	0.4%	9.0%	0.2%	11.1%
Total Investment Portfolio at Fair Value (2)					
First Lien Debt	67.0%	66.6%	66.5%	65.5%	64.4%
Second Lien Debt	15.6%	16.3%	16.7%	18.1%	17.9%
Equity Investments	1.9%	1.9%	2.9%	2.7%	4.0%
Investment Funds	15.5%	15.2%	13.9%	13.7%	13.7%

Please refer to the Company's Form 10-K for the year ended December 31, 2021 ("Form 10-K") for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity related to the Investment Funds. (2) At quarter end. (3) Includes sales of $247 million to Credit Fund II at its formation.

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Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Investment Income					
Interest income	$ 32,242	$ 29,725	$ 30,443	$ 33,039	$ 32,225
Payment-In-Kind interest income	1,821	2,125	2,318	2,441	2,462
Income from Credit Funds	6,478	7,528	7,488	7,523	7,524
Other income	2,973	1,470	2,407	759	1,761
Total investment income	**$ 43,514**	**$ 40,848**	**$ 42,656**	**$ 43,762**	**$ 43,972**
Expenses					
Management fees (1)	$ 7,063	$ 6,800	$ 6,991	$ 7,233	$ 7,319
Incentive fees (2)	4,480	4,257	4,420	4,516	4,487
Interest expense and credit facility fees	8,562	7,494	7,560	7,954	7,745
Other expenses	1,466	1,494	1,909	1,810	1,616
Excise tax expense	34	124	139	163	356
Net expenses	**$ 21,605**	**$ 20,169**	**$ 21,019**	**$ 21,676**	**$ 21,523**
Net investment income	**$ 21,909**	**$ 20,679**	**$ 21,637**	**$ 22,086**	**$ 22,449**
Net realized and change in unrealized gains (losses)	16,254	15,225	21,231	25,534	11,512
Net income (loss)	**$ 38,163**	**$ 35,904**	**$ 42,868**	**$ 47,620**	**$ 33,961**
Net investment income per Common Share	**$ 0.38**	**$ 0.36**	**$ 0.38**	**$ 0.39**	**$ 0.40**
Net income (loss) per Common Share	**$ 0.66**	**$ 0.65**	**$ 0.77**	**$ 0.87**	**$ 0.62**

(1) Beginning October 1, 2017, the base management fee is calculated at an annual rat fee is calculated at an annual rate of 1.50% of the Company's gross assets, excluding cash and cash equivalents but including assets acquired through the use of leverage. In addition, on August 6, 2018, the Company's Board of Directors approved a one-third (0.50%) reduction in the 1.50% annual base management fee rate charged by the Investment Adviser on assets financed using leverage in excess of 1.0x debt to equity. Effective July 1, 2018, the reduced annual fee of 1.00% applies to the average value of the Company's gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company's net asset value at the end of the two most recently completed calendar quarters. (2) Effective October 1, 2017, the Investment Adviser agreed to charge 17.5% instead of 20% with respect to the entire calculation of the incentive fee.

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details.

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Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Assets					
Investments—non-controlled/non-affiliated, at fair value	$ 1,509,271	$ 1,528,400	$ 1,579,256	$ 1,643,584	$ 1,607,731
Investments—non-controlled/affiliated, at fair value	26,180	27,650	28,562	30,410	30,286
Investments—controlled/affiliated, at fair value	290,298	285,584	264,493	274,212	275,035
Total investments, at fair value	1,825,749	1,841,634	1,872,311	1,948,206	1,913,052
Cash, cash equivalents and restricted cash	68,419	35,493	59,404	46,164	93,074
Receivable for investment sold/repaid	4,313	1,192	5,769	23,235	530
Deferred financing costs	3,633	3,502	3,386	3,256	3,066
Interest Receivable from non-controlled/non-affiliated Investments	12,634	12,948	11,388	13,486	11,011
Interest Receivable from non-controlled/affiliated Investments	569	580	578	581	611
Interest and Dividend Receivable from controlled/affiliated Investments	6,480	7,925	7,961	7,866	8,522
Prepaid expenses and other assets	816	813	1,369	1,376	1,484
Total assets	**$ 1,922,613**	**$ 1,904,087**	**$ 1,962,166**	**$ 2,044,170**	**$ 2,031,350**
Liabilities & Net Assets					
Secured borrowings	$ 347,949	$ 309,397	$ 365,060	$ 425,545	$ 407,655
2015-IR Notes payable, net of unamortized debt issuance costs	446,536	446,598	446,659	446,721	446,783
Senior Notes, net of unamortized debt issuance costs	189,438	189,480	189,515	189,549	189,584
Payable for investments purchased	809	12,818	875	68	323
Interest and credit facility fees payable	2,439	2,427	2,463	3,045	2,467
Dividend payable	19,892	20,280	19,502	20,388	20,705
Base management and incentive fees payable	11,549	11,047	11,391	11,752	11,819
Administrative service fees payable	85	202	373	661	482
Other accrued expenses and liabilities	2,553	1,318	1,497	2,047	2,728
Total liabilities	**$ 1,021,250**	**$ 993,567**	**$ 1,037,335**	**$ 1,099,776**	**$ 1,082,546**
Net assets	**$ 901,363**	**$ 910,520**	**$ 924,831**	**$ 944,394**	**$ 948,804**
Total liabilities & net assets	**$ 1,922,613**	**$ 1,904,087**	**$ 1,962,166**	**$ 2,044,170**	**$ 2,031,350**
Net Asset Value Per Common Share	**$ 15.39**	**$ 15.70**	**$ 16.14**	**$ 16.65**	**$ 16.91**

Please refer to the Company's Form 10-K for more information.

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Investment Funds Update (14% of TCG BDC Portfolio)

Key Statistics - Credit Fund

Total Investments and Commitments ($mm)	$1,007
Unfunded Commitments ($mm)	$80
Total Investments at Fair Value ($mm)	$927
Yield of Debt Investments (%) (1)	6.0%
Number of Investments	47
First Lien Exposure (%)	100%
Floating / Fixed (%) (2)	100.0% / 0.0%
Dividend Yield to TCG BDC	10%

Portfolio Composition - Credit Fund

Diversification by Borrower



Remaining Investments 26%
Top 10 Investments 37%
Next 11 - 25 Investments 37%

Industry



Healthcare & Pharmaceuticals 12%
Business Services 12%
Banking, Finance, Insurance & Real Estate 8%
Utilities: Electric 7%
Telecommunications 6%
Hotel, Gaming & Leisure 5%
Aerospace & Defense 5%
Media: Advertising, Printing & Publishing 5%
Software 4%
Other 36%

Credit Fund Key Statistics - Credit Fund II

Total Investments and Commitments ($mm)	$239
Unfunded Commitments ($mm)	$0
Investments at Fair Value ($mm)	$239
Yield of Debt Investments (%) (1)	7.3%
Number of Investments	44
First Lien Exposure (%) (2)	87%
Floating / Fixed (%) (3)	97.7% / 2.3%
Dividend Yield to TCG BDC	13%

Portfolio Composition - Credit Fund II

Diversification by Borrower



Remaining Investments 16%
Top 10 Investments 38%
Next 11 - 25 Investments 46%

Industry



Business Services 17%
Banking, Finance, Insurance & Real Estate 14%
High Tech Industries 13%
Aerospace & Defense 10%
Software 9%
Containers, Packaging & Glass 8%
Capital Equipment 6%
Chemicals, Plastics & Rubber 5%
Other 18%

(1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. (2) First lien, excluding loans categorized as first lien last out, as a % of fair value. (3) % of fair value of first and second lien debt.

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Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding. Net Asset Value Per Share Bridge Full Year 2021Q4 2021 11 $16.65 $0.40 $(0.39) $0.22 $0.03 $16.91 September 30, 2021 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases December 31, 2021 NAV $15.39 $1.53 $(1.50) $1.36 $0.10 $16.91 December 31, 2020 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases December 31, 2021 NAV

Risk Rating Distribution

- As of December 31, 2021, four borrowers were on non-accrual status, representing 4.0% of total investments at fair value and 5.1% at amortized cost.

Portfolio Risk Ratings

(Dollar amounts in millions)	June 30, 2021		September 30, 2021		December 31, 2021	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	$6.0	0.4%	$3.8	0.2%	$3.8	0.2%
2	1,157.7	74.3%	1,245.1	76.5%	1,205.5	76.6%
3	333.7	21.4%	311.8	19.2%	299.5	19.0%
4	26.5	1.7%	28.1	1.7%	27.6	1.8%
5	35.2	2.3%	39.4	2.4%	37.5	2.4%
Total	**$1,559.1**	**100.0%**	**$1,628.1**	**100.0%**	**$1,573.9**	**100.0%**

Rating	Definition
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost bases is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

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Funding and Capital Management Overview

Overview of Financing Facilities (1)

	Size	Original Tenor / Maturity Date	Pricing
Credit Facility (2)	$688 million	5 years (4 year revolving); maturity date 10/28/25	L+2.25% / 37.5 bps unused fee
2015-1R Notes (2) (4)	$449 million	10/15/2031	2.27% (3)
2019 Senior Unsecured Notes	$115 million	12/31/2024	4.75% Fixed
2020 Senior Unsecured Notes	$75 million	12/31/2024	4.50% Fixed
Credit Fund Sub Facility (2)	$640 million	6 years (3 years revolving); maturity date 5/22/2024	L+2.25% / 50-75 bps unused fee
Credit Fund Warehouse II Facility (5)	$150 million	3 years (2 years revolving); maturity date 8/16/2022	L+1.50%
Credit Fund II Sub Facility (6)	$158 million	11/3/2030	L+2.73% (7)

Cumulative Convertible Preferred Stock (8)

Price	Shares Outstanding	Dividend	Convertible Feature
$25 per share / $50 million total	2,000,000	7.0% Cash or 9.0% PIK	Convertible at the option of the holder at the Liquidation Preference divided by $9.46

% of Committed Balance Sheet Leverage Utilized



79%

% of Utilized Balance Sheet Leverage Mark-To-Market



39%

(1) Refer to Notes 7 and 8 to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details. (2) Size represents maximum principal amount of the facility and is subject to availability under the facility, which is based on certain advance rates multiplied by the value of certain portfolio investments of the Company or Credit Fund (subject to certain concentration limitations) and may be net of certain other indebtedness that the Company, Credit Fund or Credit Fund II may incur in accordance with the terms of the facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub") is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements. (3) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1R Notes and 2019-2 Notes, respectively, for the quarter ended December 31, 2021. (4) Carlyle Direct Lending CLO 2015-1R LLC, the issuer, is a wholly-owned and consolidated subsidiary of the Company. (5) MMCF Warehouse II, LLC, is a wholly-owned and consolidated subsidiary of Credit Fund. (6) Middle Market Credit Fund II SPV, LLC (the "Credit Fund II Sub") is a wholly-owned and consolidated subsidiary of Credit Fund II. (7) Pricing varies by class under the terms of the facility agreement. (8) Refer to Note 10 to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details.

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